Exhibit 23.5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Retalix Holdings, Inc.
Plano, Texas

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-3 (file no. 333-110681) for Retalix Ltd., of our report dated February 1, 2003, relating to the consolidated financial statements of Retalix Holdings, Inc., appearing in the Company’s Annual Report on Form 20-F as of and for the year ended December 31, 2002.

/s/ Nation Smith Hermes Diamond

San Diego, California
February 12, 2004